MINERAL PROPERTY ACQUISITION TERMINATION AGREEMENT

THIS MINERAL PROPERTY ACQUISITION TERMINATION AGREEMENT (the “Agreement”) is made effective as of the 13th day of December, 2012 (“Effective Date”), by and between Joshua Gold Resources Inc. f/k/a Bio-Carbon Systems International Inc., a Nevada corporation (“Joshua Gold”) and 2214098 Ontario Ltd., an entity formed under the laws of Ontario, Canada (“Ontario Ltd.”; Joshua Gold and Ontario Ltd. are referred collectively herein as the “Parties” and sometimes individually as a “Party”).

RECITALS:

WHEREAS, on December 23, 2010, Joshua Gold and Ontario Ltd. entered into that certain Mineral Property Acquisition Agreement (the “Acquisition Agreement”) whereby Ontario Ltd. agreed to sell and Joshua Gold agreed to purchase the Property (as such term is defined in the Acquisition Agreement) pursuant to the terms and conditions contained therein; and

WHEREAS, Joshua Gold and Ontario Ltd. now mutually desire to terminate the Acquisition Agreement in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the covenants, promises, undertakings, and conveyances herein, the receipt, adequacy, and sufficiency of such consideration being hereby expressly acknowledged, the Parties hereby agree as follows:

1.

Termination.  The Acquisition Agreement shall terminate, without further action or notice, as of the Effective Date, at 11:59 p.m.  Upon termination of the Acquisition Agreement, Joshua Gold shall surrender and return the Property to Ontario Ltd. and neither Joshua Gold nor Ontario Ltd. shall have any further liability for performance or payment of any kind under the Acquisition Agreement.

2.

Mutual Release.  The Parties, for and on behalf of and including collectively themselves, and their owners, members, managers, shareholders, predecessors, successors, agents, directors, officers, employees, attorneys, representatives, brokers, parents, divisions, subsidiaries and affiliates, and all persons and entities acting by, through, under, or in concert with them, do hereby fully, finally, unconditionally, and irrevocably release, remise, acquit, and forever discharge each other, as referred to collectively above, from any and all claims, liabilities, debts, damages, costs, losses, expenses (including attorneys’ fees), actions, causes of action, and demands of whatever kind and nature, known or unknown, fixed or contingent, liquidated  or unliquidated, from the beginning of time through the Effective Date, including, but not limited to, any and all claims, liabilities, debts, damages, costs, losses, expenses (including attorneys’ fees), actions, causes of action, and demands arising out of, from, under or by reason of or related to, the Acquisition Agreement.

3.

Headings.  The headings used herein are for convenience only, and shall not be deemed to limit or modify the provisions of this Agreement.

4.

Governing Law.  This Agreement shall be governed by and interpreted under the laws of the State of Nevada.

5.

Severability.  In the event that any term, covenant, condition, agreement, section or provision hereof shall be deemed invalid or unenforceable by a court of competent final jurisdiction, this Agreement shall not terminate or be deemed void or voidable, but shall continue in full force and effect and there shall be substituted for such stricken provision a like, but legal and enforceable, provision, which most nearly accomplishes the intention of the Parties, and, if no such provision is suitable, the remainder of this Agreement shall be enforced.

6.

Entire Agreement.  This Agreement constitutes the sole and entire agreement between the Parties with respect to the subject matter hereof, and no modification of this Agreement shall be binding unless signed by all of the Parties.  No oral representation, promise, or inducement not included in this Agreement shall be binding upon any of the Parties.

7.

Successors and Assigns.  This Agreement shall inure to the benefit of and shall be binding upon the Parties and their respective legal representatives, heirs, successors, and assigns.

8.

Counterparts.  This Agreement may be signed in multiple counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.  It shall not be necessary that each Party hereto execute each counterpart, or that any one counterpart be executed by more than one Party, so long as each Party executes at least one counterpart.

EXECUTED AND DELIVERED by the Parties under seal, or by their duly authorized representatives under seal, as of the Effective Date.

JOSHUA GOLD:

ONTARIO LTD.:

Joshua Gold Resources Inc., a

2214098 Ontario Ltd., an entity

Nevada corporation.

formed under the laws of Ontario, Canada.

By: /s/ Benjamin Ward

By: /s/ Andrew Currah

       Benjamin Ward, CEO

       Andrew Currah, President

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